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                                                                   Exhibit 10.20

                      Amendment to Stock Option Agreement
                         Xpedior Stock Incentive Plan

     THIS AMENDMENT (the "Amendment") is entered into by and between Robert K. Hatcher ("Director") and Xpedior Incorporated, a Delaware corporation (the "Company"), effective as of July 21, 2000 (the "Effective Date").

     WHEREAS, Director and Company are parties to that certain nonstatutory stock option agreement dated November 1, 1999 (the "Option Agreement"), evidencing a grant of an option (the "Option") to purchase shares of common stock of the Company pursuant to the Xpedior Stock Incentive Plan (the "Plan"); and

     WHEREAS, effective as of July 24, 2000 (the "Termination Date"), Director's membership on the Board was involuntarily terminated without Cause (as defined in the Plan) and such termination was within one year of the merger of PSINet Consulting Solutions Holdings, Inc. (formerly Metamor Worldwide, Inc.) with and into a subsidiary of PSINet Inc., which constituted a Corporate Change (as defined in the Plan) effective June 15, 2000, and, pursuant to Section 4.4 of the Option Agreement, Director acquired a 100% vested interest in the Option as of the Termination Date; and

     WHEREAS, Company and Director now desire to amend the Option Agreement to extend the exercise period of such vested Option;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, Company and Director agree that the Option Agreement shall be amended as follows:

     1. Subsection 3.2.3 of the Option Agreement shall be deleted and the following new Subsection 3.2.3 shall be substituted therefore.

          "3.2.3 If Director's Board membership terminates for any reason other than as described in Subparagraph 3.2.1 or 3.2.2 above, unless such termination is for Cause, this Option may be exercised (A) by Director at any time during the period of three months following the latest of (i) such termination of Director's Board membership, (ii) the end of the Restricted Period, or (iii) the termination of any employment or consulting relationship (which is simultaneous with or immediately precedes or follows such Board membership) of Director with the Company, PSINet Consulting Solutions Holdings, Inc. (formerly Metamor Worldwide, Inc.), and each parent and subsidiary corporation (as defined in section 424 of the Code) of the Company or PSINet Consulting Solutions Holdings, Inc., or (B) if Director dies during such three-month period, the Restricted Period, or such employment or consulting relationship, by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following the later of (i) Director's death and (ii) the end of the Restricted Period, but in each case only as to the number of shares in which Director had acquired a Vested Interest as of the date Director's Board membership so terminates.

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     2.   As amended hereby, the Option Agreement is ratified and reaffirmed.


     Executed this ____________ day of ____________, 2000, to be effective as of the Effective Date.



                                        Xpedior Incorporated



                                        By: /s/
                                            ---------------------------------
                                        Title:
                                              -------------------------------

                                        Director

                                        /s/ Robert K. Hatcher
                                        -------------------------------------
                                        Robert K. Hatcher

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